                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /
--------------------------------------------------------------------------------

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                       CUBIST PHARMACEUTICALS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

--------------------------------------------------------------------------------

                          CUBIST PHARMACEUTICALS, INC.
                                24 EMILY STREET
                              CAMBRIDGE, MA 02139
                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CUBIST PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc. (the "Company") will be held at the Company's corporate offices, 24 Emily Street, Cambridge, MA 02139, on Monday, May 19, 1997, at 9:00 A.M., local time, for the following purposes:

    1. To elect two Class I directors of the Company to hold office for a three year term and until their successors have been duly elected and qualified; and

    2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed April 11, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 1997 Annual Meeting of Stockholders. Accordingly, only stockholders of record at the close of business on April 11, 1997 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

                                          By order of the Board of Directors
                                          JUSTIN P. MORREALE
                                          SECRETARY

April 23, 1997

  NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
        ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                          CUBIST PHARMACEUTICALS, INC.
                                24 EMILY STREET
                              CAMBRIDGE, MA 02139
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of the common stock, $.001 par value per share ("Common Stock"), of Cubist Pharmaceuticals, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 19, 1997 (the "Meeting"), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of 1997 Annual Meeting of Stockholders. The purposes of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of 1997 Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Meeting.

    This Proxy Statement and proxies for use at the Meeting will be mailed to stockholders on or about April 23, 1997, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal No. 1 as set forth in the accompanying Notice of 1997 Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on April 11, 1997, are entitled to notice of, and to vote, at the Meeting or any adjournment or postponement thereof. The Company had outstanding on April 11, 1997, 9,557,057 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock as of April 11, 1997 or other date noted below. As of April 11, 1997, 9,557,057 shares of Common Stock were outstanding.

                                                                   AMOUNT AND NATURE OF         PERCENTAGE OF
NAME AND ADDRESS                                                   BENEFICIAL OWNERSHIP     OUTSTANDING SHARES OF
  OF BENEFICIAL OWNER                                              OF COMMON STOCK (1)     COMMON STOCK OWNED (1)
-----------------------------------------------------------------  --------------------  ---------------------------
DSV Partners IV..................................................        1,745,282(2)                  18.3%
  221 Nassau Street
  Princeton, NJ 08542
Interwest Management.............................................          890,104(3)                   9.3%
  Partners 300 Sandhill Road
  Building 3, Suite 255
  Menlo Park, CA 94025-7112
Burr, Egan, Deleage & Co.........................................          988,141(4)                  10.3%
  One Post Office Square
  Suite 3800
  Boston, MA 02109
Weiss, Peck & Greer, L.L.C.......................................          794,090(5)                   8.3%
  555 California Street
  Suite 4760
  San Francisco, CA 94104
Bristol-Myers Squibb Company.....................................          666,666(6)                   7.0%
  P.O. Box 4000
  Princeton, NJ 08543

------------------------

(1) The shares owned, and the shares included in the total number of shares outstanding, have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and includes options, to the extent called for by such rule, with respect to shares of Common Stock that can be exercised within 60 days of April 11, 1997. Except as set forth in the footnotes below, such shares are beneficially owned with sole investment and sole voting power.

(2) Based upon information provided to the Company by DSV Partners IV ("DSV") as of February 13, 1997. Includes 1,743,497 shares held by DSV. Also includes 1,785 shares of Common Stock which John K. Clarke has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options. Mr. Clarke, Chairman of the Board of Directors of the Company, is a general partner of DSV Management. DSV Management is the general partner of DSV and, as such, shares voting and investment power with respect to the shares owned by DSV. DSV Management disclaims beneficial ownership of the shares owned by DSV except to the extent of its proportionate partnership interest in DSV.

(3) Based upon information provided to the Company by Interwest Management Partners as of March 10, 1997. Includes 883,360 shares held by Interwest Partners V, L.P. ("Interwest") and 5,852 shares held by Interwest Investors
    V. Also includes 892 shares of Common Stock which Arnold Oronsky has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options. Mr. Oronsky, a consultant to the Company, is a general partner of Interwest Management Partners V. Interwest Management Partners V is the general partner of Interwest and as such Interwest Management Partners V shares voting and investment power with respect to the shares owned by Interwest. Interwest Management Partners V disclaims beneficial ownership of the shares owned by Interwest except to the extent of its proportionate direct partnership interests in Interwest.

(4) Based upon information provided to the Company by Burr, Egan, Deleage & Co. as of March 3, 1997. Includes 976,098 shares held by Alta V Limited Partnership ("Alta") and 10,258 shares held by Customs House Partners. Also includes 1,785 shares of Common Stock which Terrance G. McGuire has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options. Mr. McGuire, a director of the Company, is a general partner of Alta V Management Partners, L.P. Alta V Management Partners, L.P. is the general partner of Alta and as such shares voting and investment power with respect to the shares owned by Alta. Alta V Management Partners, L.P. disclaims beneficial ownership of the shares owned by Alta except to the extent of its proportionate partnership interest in Alta.

(5) Based upon information provided to the Company by Weiss, Peck & Greer, L.L.C. as of February 18, 1997. Includes 421,190 shares held by WPG Enterprise Fund, L.P. ("WPG Enterprise"), 304,404 shares held by WPG Venture Associates II, L.P. ("WPG Venture") and 66,711 shares held by Weiss, Peck & Greer Venture Associates II (Overseas), L.P. ("WPG Overseas" and together with WPG Enterprise and WPG Venture, the "WPG Group"). Also includes 1,785 shares of Common Stock which Ellen M. Feeney has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options. Ms. Feeney, a director of the Company, is a general partner of WPG Ventures Partners II, L.P. WPG Venture Partners II, L.P. is the general partner of WPG Enterprise and WPG Venture is the investment adviser of WPG Overseas. In such capacities, WPG Venture Partners II, L.P. shares voting and investment control with respect to the shares owned by the WPG Group. WPG Venture Partners II, L.P. disclaims beneficial ownership of the shares owned by the WPG Group except to the extent of its proportionate partnership interest in each of the partnerships in the WPG Group. Ms. Feeney is a general partner of WPG Ventures Partners II, L.P.

(6) Based upon information provided to the Company by Bristol-Myers Squibb Company as of March 11 1997.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    The Board of Directors is divided into three classes, with one class of directors elected each year at the annual meeting of stockholders for a three year term of office. All directors of a class hold their positions until the annual meeting of stockholders at which time their terms of office expire and until their successors have been duly elected and qualified.

    The term of office of each of Ms. Feeney and Mr. McGuire, the Class I directors of the Company, will expire at the Meeting. The Board of Directors has nominated Ms. Feeney and Mr. McGuire (the "Nominees") for reelection as Class I directors of the Company to hold office until the annual meeting of stockholders to be held in 2000 and until their respective successors have been duly elected and qualified. In the event either of the Nominees shall be unable or unwilling to serve as a director, discretionary authority is reserved to vote for a substitute or substitutes. The Board of Directors has no reason to believe that either of the Nominees will be unable or unwilling to serve.

    The affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is required for the election of the Class I directors.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the election of the Nominees.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

    The names of the directors of the Company (including the Nominees for reelection as Class I directors at the Meeting), their ages, their position(s) with the Company, the year in which each first became a director, the expiration of the term of office of each, the class of director of each, the principal occupation and employment of each over at least the last five years, and other directorships, if any, of each are shown below.

                                                                                              DIRECTOR       TERM        CLASS OF
NAME                                                 AGE            POSITION(S) HELD            SINCE       EXPIRES      DIRECTOR
-----------------------------------------------      ---      -----------------------------  -----------  -----------  -------------
Scott M. Rocklage, Ph.D........................          42   President, Chief Executive           1994         1999           III
                                                              Officer and Director
John K. Clarke.................................          43   Chairman of the Board                1992         1999           III
                                                              of Directors
Paul R. Schimmel, Ph.D.........................          56   Director                             1992         1999           III
Barry Bloom, Ph.D..............................          68   Director                             1993         1998        II
George Conrades................................          57   Director                             1996         1998        II
Julius Rebek, Jr., Ph.D........................          52   Director                             1992         1998        II
Ellen M. Feeney................................          37   Director                             1993         1997         I
Terrance G. McGuire............................          40   Director                             1993         1997         I

    DR. ROCKLAGE has served as President and Chief Executive Officer and as a member of the Board of Directors of the Company since July 1994. From 1990 to 1994, Dr. Rocklage served as President and Chief Executive Officer of Nycomed Salutar, Inc., a diagnostic imaging company. From 1992 to 1994, he also served as President and Chief Executive Officer and Chairman of Nycomed Interventional, Inc., a medical device company. From 1986 to 1990, he served in various positions at Salutar, Inc., a diagnostic imaging company and was responsible for designing and implementing research and development programs that resulted in three drug products in human clinical trials, including the approved drug Omniscan. Dr. Rocklage received his B.S. in Chemistry from the University of California, Berkeley and his Ph.D. in Chemistry from the Massachusetts Institute of Technology.

    MR. CLARKE is a founder of the Company and has served as Chairman of the Board of Directors since its incorporation. From May 1992 to June 1994, Mr. Clarke served as acting President and Chief Executive Officer of the Company. Since 1982, he has been a general partner of DSV Management in Princeton, New Jersey, the general partner of DSV Partners IV ("DSV"). He is a founder and director of Alkermes, Inc. and Chrysalis International Corp., biotechnology companies. Mr. Clarke received his B.A. in Biology and Economics from Harvard College and his M.B.A. from The Wharton School of the University of Pennsylvania.

    DR. SCHIMMEL is a scientific founder of the Company and has served as a director of the Company since its incorporation. Since 1967, he has served as a Professor of Biochemistry and Biophysics at the Massachusetts Institute of Technology and since 1992, he has been the John D. and Catherine T. MacArthur Professor of Biochemistry and Biophysics. Dr. Schimmel is an expert in molecular biology, protein translation and aminoacyl-tRNA synthetases. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Schimmel was a founder and is a director of Repligen Corporation and Alkermes, Inc., biotechnology companies. Dr. Schimmel received his A.B. in Pre-Medicine from Ohio Wesleyan University and his Ph.D. in Biochemistry from the Massachusetts Institute of Technology.

    DR. BLOOM has served as a director of the Company since September 1993. Dr. Bloom has more than 40 years experience in the pharmaceutical industry. From 1952 to 1993, Dr. Bloom served in various positions at Pfizer Inc., including Executive Vice President of Research & Development. He is a director of Vertex Pharmaceuticals, Inc. and Neurogen Corp., biotechnology companies, Southern New England Telecommunications Corporation, Catalytica Fine Chemicals, Inc., a chemical manufacturer and supplier, and Incyte Pharmaceuticals, Inc., a genomics company. Dr. Bloom received his S.B. in Chemistry and his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology.

    MR. CONRADES has served as a director of the Company since June 1996. Since 1994, he has served as President and Chief Executive Officer of BBN corporation, a corporation providing Internet services and research and development and he has served as Chairman since 1995. From 1961 to 1992, Mr. Conrades served in various positions at IBM, including Senior Vice President, Corporate Marketing and Services. He is a member of the Board of Directors of Westinghouse, Inc. and CRA Managed Care, Inc. Mr. Conrades received his B.A. in Physics and Mathematics from Ohio Wesleyan University and his M.B.A. from the University of Chicago.

    DR. REBEK is a scientific founder of the Company and has served as a director of the Company since its incorporation. Since July 1996, he has served as the Director of the Institute for Chemical Biology at The Scripps Research Institute. From 1989 to June 1996, Dr. Rebek served as Professor of Chemistry at the Massachusetts Institute of Technology, and from 1991 to June 1996, he served as the Camille Dreyfus

Professor of Chemistry. Dr. Rebek is an expert in synthetic organic chemistry, molecular recognition and combinatorial chemistry. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Rebek serves on the Scientific Advisory Board of Procept, Inc., a biotechnology company. He is also a Founding Member of the Scientific Advisory Board of Darwin Molecular, Inc., a genomics company. Dr. Rebek received his B.S. in Chemistry from the University of Kansas and his Ph.D. in Chemistry from the Massachusetts Institute of Technology.

    MS. FEENEY has served as a director of the Company since September 1993. Since 1991, she has served as a principal of Weiss, Peck & Greer, L.L.C., and since 1989, she has been a General Partner of WPG Venture Partners II, L.P., the general partner of WPG Enterprise Fund, L.P. ("WPG Enterprise"), Weiss, Peck & Greer Venture Associates II, L.P. ("WPG Venture") and WPG Venture Advisers, L.P., the adviser of Weiss, Peck & Greer Venture Associates II (Overseas), L.P. ("WPG Overseas"). Ms. Feeney is a director of Heartstream, Inc., a medical device company, and several private health care companies. Ms. Feeney received her B.S. in Biology and Philosophy from Duke University and her M.S. in Human Genetics from the University of California, Davis.

    MR. MCGUIRE has served as a director of the Company since September 1993. Since 1995, he has been a Founding General Partner of Polaris Venture Partners, and since 1989, has served as a general partner of Beta Partners Limited Partnership, each of which is a venture capital firm. Since 1992, he has served as a general partner of Alta V Management Partners L.P., which is the general partner of Alta V Limited Partnership ("Alta"), a fund associated with Burr, Egan, Deleage & Co. He is a director of Integ, Inc., a diagnostic company, and several private health care companies. Mr. McGuire received his B.S. in Physics and Economics from Hobart College, his M.S. in Engineering from Dartmouth College and his M.B.A. from the Harvard Business School.

OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

    The table below sets forth information as of April 11, 1997, as reported to the Company, with respect to the beneficial ownership of the Common Stock of the Company by each director and each named executive officer, and by all directors and executive officers as a group.

                                                                   AMOUNT AND NATURE OF        PERCENTAGE OF
                                                                   BENEFICIAL OWNERSHIP    OUTSTANDING SHARES OF
NAME                                                               OF COMMON STOCK (1)    COMMON STOCK OWNED (1)
-----------------------------------------------------------------  --------------------  -------------------------
Scott M. Rocklage, Ph.D..........................................           266,942(2)                2.77%
Francis P. Tally, M.D............................................            92,872(3)                 .97%
Arthur F. Kluge, Ph.D............................................            22,782(4)                 .24%
Thomas A. Shea...................................................            13,941(5)                 .14%
John K. Clarke...................................................         1,745,282(6)               18.14%
Paul R. Schimmel, Ph.D...........................................           291,783(7)                3.03%
Julius Rebek, Jr., Ph.D..........................................           229,926(8)                2.39%
Ellen M. Feeney..................................................           794,090(9)                8.25%
Terrance G. McGuire..............................................           988,141(10)              10.27%
Barry Bloom, Ph.D................................................            11,605(11)                .12%
George Conrades..................................................             1,785(12)                .02%
All directors and executive
  officers as a group
  (11 persons)...................................................         4,459,149(13)              46.34%

------------------------

(1) Except as set forth in the footnotes below, each stockholder has sole investment and voting power with respect to the shares beneficially owned. Includes options with respect to shares of Common Stock that can be exercised within 60 days of April 11, 1997.

(2) Includes 29,319 shares of Common Stock which Dr. Rocklage has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options.

(3) Includes 15 shares of Common Stock which Dr. Tally has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options.

(4) Includes 6,532 shares of Common Stock which Dr. Kluge has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options.

(5) Includes 6,799 shares of Common Stock which Mr. Shea has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options.

(6) Includes 1,743,497 shares held by DSV. Also Includes 1,785 shares of Common Stock which Mr. Clarke has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options. Mr. Clarke, Chairman of the Board of Directors of the Company, is a general partner of DSV Management, the general partner of DSV. Mr. Clarke shares voting and investment power with respect to the shares owned by DSV. Mr. Clarke disclaims beneficial ownership of the shares held by DSV except to the extent of his proportionate partnership interest therein.

(7) Includes 6,070 shares of Common Stock which Dr. Schimmel has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options and warrants and 65,714 shares held by the Paul R. Schimmel Profit-Sharing Plan.

(8) Includes 6,070 shares of Common Stock which Dr. Rebek has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options and warrants and 3,857 shares held by the Julius Rebek, Jr. Retirement Plan, over which Dr. Rebek has sole voting power and beneficial ownership. Also includes 21,999 shares owned by Dr. Rebek's wife and 53,571 shares owned by the Julius Rebek, Jr. Family Trust. Dr. Rebek disclaims beneficial ownership of all shares owned by his wife and the Julius Rebek, Jr. Family Trust.

(9) Includes of shares held by the WPG Group. Also includes 1,785 shares of Common Stock which Ms. Feeney has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options. Ms. Feeney, a director of the Company, is a general partner of WPG Venture Partners II L.P., the general partner of WPG Enterprise and WPG Venture and the adviser to WPG Overseas. Ms. Feeney shares voting and investment control with respect to the shares owned by the WPG Group. Ms. Feeney disclaims beneficial ownership of the shares held by the WPG Group except to the extent of her proportionate partnership interest therein.

(10) Includes of shares held by Alta. Also includes 1,785 shares of Common Stock which Mr. McGuire has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options. Mr. McGuire, a director of the Company, is a general partner of Alta V Management Partners, L.P., the general partner of Alta. Mr. McGuire shares voting and investment control with respect to the shares owned by Alta. Mr. McGuire disclaims beneficial ownership of the shares held by Alta except to the extent of his proportionate partnership interest therein.

(11) Includes 4,463 shares of Common Stock which Dr. Bloom has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options.

(12) Includes 1,785 shares of Common Stock which Mr. Conrades has the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options.

(13) Includes 66,408 shares of Common Stock which all directors and executive officers have the right to acquire within 60 days of April 11, 1997 upon the exercise of stock options.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors has an Audit Committee, which met one time during the 1996 fiscal year. The functions of the Audit Committee include (1) making recommendations to the Board of Directors with respect to the engagement of the independent auditors; (2) reviewing the audit plans developed by the independent auditors for the annual audit of the Company's books and records and the results of such audit; (3) reviewing the annual financial statements; (4) reviewing the professional services provided by the independent auditors and the auditors' independence; and (5) reviewing the adequacy of the Company's system of internal controls and the responses to management letters issued by the independent auditors. The members of the Audit Committee during the 1996 fiscal year were Dr. Barry Bloom, Ms. Ellen Feeney and Mr. Terrance McGuire.

    The Board of Directors has a Compensation Committee, which met two times during the 1996 fiscal year. The Compensation Committee's principal functions are to review and approve salary plans and bonus awards, as well as other forms of compensation, and to administer the Corporation's 1993 Amended and Restated Stock Option Plan (the "1993 Stock Option Plan"), pursuant to the terms of such plan. The members of the Compensation Committee during the 1996 fiscal year were Mr. John K. Clarke, Mr. George Conrades and Ms. Ellen Feeney.

    During the 1996 fiscal year, the Board of Directors held five meetings. Each director attended more than seventy-five percent (75%) of the Board meetings and the meetings of Board committees on which he or she served.

COMPENSATION OF DIRECTORS

    Dr. Rocklage is a director who is a full-time officer of the Company; he receives no additional compensation for serving on the Board of Directors or its committees. No other director is a full-time officer of the Company. In 1996, the Company paid $5,000 to Dr. Bloom in connection with attendance at meetings of the Board of Directors. No other director received compensation during the Company's 1996 fiscal year for his or her service on the Board of Directors or any committee thereof, except that in May and June of 1996, the Company granted to each non-employee director a nonstatutory stock option exercisable for 7,142 shares at an exercise price of $1.96 and $5.95, respectively. In 1997, Dr. Bloom and Mr. Conrades will receive a fee of $1,000 for each Board meeting attended and will be reimbursed for expenses incurred in connection with their attendance. No other director will receive cash compensation during the Company's 1997 fiscal year for his or her service on the Board of Directors or any committee thereof.

    Pursuant to the 1993 Stock Option Plan, upon first joining the Board of Directors, each director who is not an officer or employee of the Company is granted automatically a stock option exercisable for 7,000 shares of Common Stock at fair market value, and each time that he or she is serving as a director on the business day immediately following an annual meeting of stockholders, such director is automatically granted on such business day a stock option exercisable for 700 shares of Common Stock at fair market value.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below sets forth certain compensation information for the fiscal years ended December 31, 1996, 1995 and 1994 with respect to the Company's Chief Executive Officer and those other executive officers of the Company whose 1996 total annual compensation exceeded $100,000 (the "Named Executive Officers").

                                                                          LONG-TERM COMPENSATION
                                                                                  AWARDS
                                                                          ----------------------
                                                  ANNUAL COMPENSATION     RESTRICTED  SECURITIES
                NAME AND                        -----------------------     STOCK     UNDERLYING      ALL OTHER
           PRINCIPAL POSITION             YEAR  SALARY($)(1)   BONUS($)   AWARDS($)   OPTIONS(#)   COMPENSATION($)
----------------------------------------  ----  ------------   --------   ---------   ----------   ---------------
Scott M. Rocklage.......................  1996    $206,539     $ 65,000     --          96,038         $31,514(2)
President, Chief                          1995    $180,434     $ 50,000    11,878(3)    14,285         $29,659(2)
Executive Officer and Director            1994    $ 90,865(4)     --        --         188,121         --
Francis P. Tally (3)....................  1996    $220,000     $ 11,770     --             245         --
Vice President;                           1995    $165,280(5)     --       92,857(6)     --            --
Drug Development and Medical Affairs      1994      --            --        --           --            --
Arthur F. Kluge (3).....................  1996    $150,770        --        --          14,530         --
Vice President                            1995    $ 25,962(7)     --        --          61,428         --
Chemistry                                 1994      --            --        --           --            --

------------------------

(1) Salary includes amounts deferred pursuant to the Company's 401(k) Plan.

(2) All other compensation includes (i) the forgiveness of $24,442 of principal and accrued interest owed by Dr. Rocklage, (ii) long-term disability insurance premiums paid by the Company and (iii) the Company's matching contributions under the Company's 401(k) Plan.

(3) The value of these shares at December 31, 1996 was approximately $72,753. This value has been determined based on the last reported sales price of the Company's Common Stock on the NASDAQ-NMS on December 31, 1996, the last trading date in the Company's 1996 fiscal year, of $6.125.

(4) Reflects compensation from June 20, 1994 to December 31, 1994. Dr. Rocklage's employment commenced on June 20, 1994.

(5) Reflects compensation from March 27, 1995 to December 31, 1995. Dr. Tally's employment commenced on March 27, 1995.

(6) The value of these shares at December 31, 1996 was approximately $568,749. This value has been determined based on the last reported sales price of the Company's Common Stock on the NASDAQ-NMS on December 31, 1996 of $6.125.

(7) Reflects compensation from October 23, 1995 to December 31, 1995. Dr. Kluge's employment commenced on October 23, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding grants of stock options under the 1993 Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 1996.

                                                      NUMBER OF       PERCENT
                                                     SECURITIES      OF TOTAL
                                                     UNDERLYING       OPTIONS
                                                       OPTIONS      GRANTED TO      EXERCISE                 GRANT DATE
                                                       GRANTED     EMPLOYEES IN      OR BASE    EXPIRATION     PRESENT
NAME                                                 (SHARES)(1)    FISCAL 1996       PRICE        DATE       VALUE(2)
---------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
Scott M. Rocklage..................................      95,793          29.35%     $    1.96     5/28/06     $  42,426
                                                            245            .08%     $    6.00    12/13/06           962
Francis P. Tally...................................         245            .08%     $    6.00    12/13/06           962
Arthur F. Kluge....................................      14,285           4.37%     $    1.96     5/28/06         6,300
                                                            245            .08%     $    6.00    12/13/06           962

------------------------

(1) Each option is exercisable in 16 equal quarterly installments, and has a maximum term of 10 years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options are exercisable during the holder's lifetime only by the holder and they are exercisable by the holder only while the holder is an employee of the Company and for certain limited periods of time thereafter in the event of termination of employment.

(2) Based on the Black-Scholes pricing model suggested by the Securities and Exchange Commission. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates, discounted for lack of marketability and potential forfeiture due to vesting schedule. The estimated values above use the following significant assumptions: volatility -- .86; dividend yield -- 0%; the average life of the options -- 4 years; risk-free interest rate -- yield to maturity of 10-year treasury note at grant date -- 6.09%. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a modified Black-Scholes model.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to the stock options exercised during the fiscal year ended December 31, 1996, and the unexercised stock options held at the end of such fiscal year by the Named Executive Officers.

                                                                      NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                         OPTIONS HELD AT           IN-THE-MONEY OPTIONS
                                                                        DECEMBER 31, 1996          DECEMBER 31, 1996(1)
                                                                    --------------------------  --------------------------
                                    SHARES ACQUIRED      VALUE
NAME                                  ON EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Scott M. Rocklage.................        --           $  --            15,545        94,778     $  70,244    $   411,730
Francis P. Tally..................        --              --            --               245        --        $        31
Arthur F. Kluge...................        16,250          91,331           893        58,815     $   3,720    $   314,924

------------------------

(1) Based on the difference between the exercise price of each option and the last reported sales price of the Company's Common Stock on the NASDAQ-NMS on December 31, 1996 of $6.125.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Dr. Rocklage, the Company's President and Chief Executive Officer, is employed pursuant to an employment agreement with the Company, dated June 20, 1994 (the "Employment Agreement"). Under the terms of the Employment Agreement, Dr. Rocklage's annual base salary was set at $150,000 subject to annual review and increase by the Company's Board of Directors, and he is entitled to a performance bonus upon the Company's achievement of certain milestones for such year that have been mutually agreed upon by Dr. Rocklage and the Board of Directors prior to the commencement of such fiscal year. Dr. Rocklage received a base salary in 1996 of $206,539 and a performance bonus of $65,000. Dr. Rocklage's employment with the Company may be terminated by the Company at any time by giving written notice of termination and may be terminated by Dr. Rocklage at any time upon thirty days' written notice of termination. Upon any termination by the Company of Dr. Rocklage's employment without cause, Dr. Rocklage is entitled to severance pay in an amount equal to three months of his then current annual base salary.

    None of the Company's other executive officers has entered into an employment agreement with the Company.

                         COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE OFFICER COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Company's compensation philosophy is that executive officer compensation should reflect the value created and protected for stockholders, while furthering the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Short and long-term compensation should motivate and reward high levels of performance and are geared to attract and retain qualified executive officers. Accordingly, the Company's executive officer compensation package consists of three primary components: base salary, annual bonuses and grants of stock options.

    In evaluating its executive officers' performance, the Company generally follows the process outlined below:

    - Prior to or shortly after the beginning of each fiscal year, the Company sets goals and objectives which are reviewed with, and ultimately approved by, the full Board of Directors. Dr. Rocklage reports to the Board on the Company's progress toward the achievement of these goals and objectives throughout the year at Board meetings and at other times as necessary.

    - Twice a year, generally in June and December, the Compensation Committee meets with Dr. Rocklage to appraise his personal goals and objectives in leading the Company and the Company's goals and objectives and measure performance against these goals and objectives. His compensation package is then set accordingly.

    - In December of each year, Dr. Rocklage evaluates the performance of the remainder of the Company's executive officers against their goals and objectives set the prior year and recommends an annual base salary and/or bonus to the Compensation Committee.

COMPENSATION FOR FISCAL 1996

CHIEF EXECUTIVE OFFICER COMPENSATION

    In July 1996, the Compensation Committee set Dr. Rocklage's current annual base salary at $225,000. This increase represented a $40,000 increase or 22% over the prior year's base salary. Actual base salary compensation for Dr. Rocklage in calendar 1996 was $206,539. The Committee performed a comprehensive review of the compensation paid to chief executive officers in other companies and concluded that this increase moves Dr. Rocklage into the range of base salaries paid to chief executive officers of comparable companies.

    In July 1996, the Compensation Committee determined that Dr. Rocklage achieved the major milestone objectives of the previous year and awarded Dr. Rocklage a bonus accordingly. Actual bonus granted to Dr. Rocklage in calendar 1996 was $65,000 and stock options to purchase 96,038 shares. In addition, the Committee established $100,000 as the total performance bonus potential amount for 1996-1997. In December 1996, the Committee awarded Dr. Rocklage $35,000, which was paid in January 1997, in bonus and set an additional $60,000 as the potential bonus amount payable upon achievement of goals by June 1997.

REPORT ON EXECUTIVE COMPENSATION

    In December 1996, Dr. Rocklage recommended and the Committee accepted base salary increases for the executive staff ranging from 5% to 20.5%. The increases were determined after reviewing performance against goals and objectives set for the year and also against salaries of similar positions in comparable companies.

    The Compensation Committee authorized one bonus in the amount of $11,000 in lieu of a salary increase to one executive.

    The executive officers' stock options awarded to executive officers' other than Dr. Rocklage during the year amounted to 31,448 common shares.

CONCLUSION

    The Compensation Committee believes that the total 1996-related compensation of the Chief Executive Officer and each of the executive officers, as described above, is fair and is within the range of compensation for executive officers in similar positions at comparable companies.

                                          Compensation Committee
                                          John Clarke
                                          George Conrades
                                          Ellen Feeney

                          CORPORATE PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market (U.S. Companies) Index and to the Nasdaq Biotechnology Index for the period beginning October 25, 1996 (the date the Company's Common Stock began trading on the Nasdaq National Market) and ended December 31, 1996. The comparison assumes $100 was invested on October 25, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                          CORPORATE PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 LEGEND
               Total Returns
Symbol                  for:
                      Cubist    Nasdaq Composite    NASDAQ Biotechnology Index
10/25/96                 100                 100                           100
12/31/96                 102                 106                           100

-          Cubist                     10/25/96   100
                                      12/31/96   102

-          Nasdaq Composite           10/25/96   100
                                      12/31/96   106

-          Nasdaq Biotechnology       10/25/96   100
           Index                      12/31/96   100

                              CERTAIN TRANSACTIONS

    In May 1996, the Company granted to certain of its officers stock options under the Plan exercisable for an aggregate of 126,507 shares of Common Stock at an exercise price of $1.96 per share, and the Company granted to certain of its directors stock options exercisable for an aggregate of 42,857 shares of Common Stock at an exercise price of $1.96 per share.

    In June 1996, the Company sold a total of 2,816,902 shares of Series D Convertible Preferred Stock (convertible into 402,414 shares of Common Stock), at a purchase price of $1.42 per share ($9.94 per share on an as-converted basis), to Bristol-Myers Squibb. In addition, in October 1996, the Company issued 264,252 shares of Common Stock to Bristol-Myers Squibb pursuant to certain antidilution rights of Bristol-Myers Squibb.

    In June 1996, the Company granted George Conrades, a director of the Company, a stock option exercisable for 7,142 shares of Common Stock at an exercise price of $5.95 per share.

    In July 1996, the Company and Dr. Rocklage entered into an Amendment to Promissory Note, whereby the "Maturity Date" on that certain Promissory Note issued by Dr. Rocklage to the Company was extended from July 21, 1996 to July 21, 1997.

    In October 1996, the Company sold a total of 550,000 shares of Common Stock at a purchase price of $6.00 per share to DSV, Interwest, Interwest Investors V, Alta, Customs House Partners and the WPG Group in connection with the Company's initial public offering.

    In December 1996, the Company granted stock options to certain employees and officers of the Company exercisable for approximately 28,959 shares of Common Stock. The grants were made under the Company's Amended and Restated 1993 Stock Option Plan. The exercise prices of the stock options ranged from $1.96 per share to $6.00 per share. These grants were made in reliance upon Rule 701 under the Securities Act.

    For a description of certain transactions and certain employment and other arrangements between the Company and certain of its directors and executive officers, see "Compensation of Directors" and "Executive Employment Agreements."

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1996. All of these filing requirements were satisfied by its directors, officers and ten percent holders. In making these statements, the Company has relied upon the written representations of its directors, officers and its ten percent holders and copies of the reports that they have filed with the Commission.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals that are intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company not later than December 4, 1997, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the Meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

    Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Meeting, please sign the proxy and return it in the enclosed envelope.

1596PS97

             CUBIST PHARMACEUTICALS, INC.
     PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
  1997 ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 1997

    The undersigned hereby appoints Scott M. Rocklage and Justin P. Morreale and each of them proxies, each with power of substitution, to vote at the 1997 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on May 19, 1997 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot below on the election of directors and in accordance with their discretion on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

ELECTION OF DIRECTORS:

Nominees for Class I Directors:
    Ellen M. Feeney and Terrance G. McGuire

Instruction:
    To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

    __ FOR all nominees listed above (except as withheld in the space below)

    __________________________

    __ WITHHOLD AUTHORITY (to vote for nominee listed above)

    This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors and upon such other business as may properly come before the meeting in the appointed proxies' discretion.

    Please date, sign as name appears below, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


                   The undersigned hereby acknowledge(s)
                   receipt of a copy of the accompanying
                   Notice of 1997 Annual Meeting of
                   Stockholders and related Proxy
                   Statement


                   Date:______________, 1997

                   Please
                   Sign
                   Here:_________________________

                   ______________________________
                   (Executors, administrators, trustees,
                   custodians, etc., should indicate
                   capacity in which signing. When stock
                   is held in the name of more than one
                   person, each person should sign the
                   proxy.)